UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549


                            FORM 8-K


                         CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934


Date of Report (Date of earliest event reported)  August 30, 2004


                          DIONICS, INC.
     (Exact name of registrant as specified in its charter)

                Commission file number 001-03323


Delaware                                               11-2166744
(State or other jurisdiction                     (I.R.S. Employer
of incorporation)                             Identification No.)


65 Rushmore Street
Westbury, New York                                          11590
(Address of principal                                   (Zip Code)
executive offices)


Registrant's telephone number, including area code:(516) 997-7474

                         Not applicable
  (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

      In May 2004, Dionics, Inc. (the "Company") entered into an Investment Agreement with Alan Gelband ("Gelband") pursuant to which up to 2,200,000 shares of Common Stock would be issued in consideration for an investment of $110,000 (the "Gelband Agreement"). Pursuant to the terms thereof, the Company received from Gelband the initial installment of $55,000 in May 2004 and delivered to Gelband 1,100,000 shares and, in June 2004, received the balance of $55,000 pursuant to which convertible promissory notes (the "Gelband Notes") were issued which would automatically convert into 1,100,000 shares upon the Company effecting an increase in the number of its authorized shares of Common Stock (the "Capitalization Amendment"). Pursuant to and as required by the Gelband Agreement, the Company entered into an Investment Agreement with Bernard Kravitz, the Company's President, pursuant to which Bernard Kravitz agreed to make an investment of $50,000 in the Company in consideration for which he would receive 1,000,000 shares and a three-year warrant to acquire an additional 1,000,000 shares exercisable at $.05 per share. Pursuant to the terms thereof, in June 2004, the Company received the investment from Mr. Kravitz of $50,000 and issued a convertible promissory note (the "Kravitz Note") which would automatically convert into 1,000,000 shares upon the Company effecting the Capitalization Amendment. In addition, contemporaneously with the execution of the foregoing agreements, and as required by the Gelband Agreement, Kenneth Levy became a director of the Company and executed an Investment Agreement pursuant to which Levy will be entitled to acquire 200,000 shares of Common Stock for $10,000 upon the Company effecting the Capitalization Amendment.

      As a result of the Company effecting the Capitalization Amendment as of August 30, 2004, each of the Gelband Notes and Kravitz Note automatically converted into shares of Common Stock as described above. See Item 5.03 below for information on the Capitalization Amendment.

     All of the foregoing securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, for "transactions by the issuer not involving any public offering".


Section 5 - Corporate Governance and Management

Item 5.03      Amendments to Articles of Incorporation or Bylaws;
Change in Fiscal Year.

      Pursuant to a Certificate of Amendment (the "Amendment") to its Certificate of Incorporation filed in the State of Delaware and effective as of August 30 2004, the Company effected the Capitalization Amendment. Pursuant to the Amendment, the Company (i) increased the number of authorized shares of Common Stock of the Company from 5,000,000 shares of Common Stock, $0.01 par value, to 50,000,000 shares, and (ii) created a new class consisting of 1,000,000 shares of Preferred Stock, $0.01 par value. As provided in the Amendment, the Board of Directors of the Company shall be authorized to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the Delaware General Corporation Law, to establish the number of shares to be included in each such series, and to fix the designations, powers, preferences, and rights, and the qualifications, limitations and restrictions of each such series. The Capitalization Amendment which had been authorized by the Board of Directors was approved by the stockholders of the Company pursuant to the solicitation of written consents of the stockholders in lieu of a special meeting of the stockholders and as described in the Consent Statement dated July 13, 2004.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

List   below  the  financial  statements,  pro  forma   financial
information and exhibits, if any, filed as part of this report.

Exhibits:

      3.1   Company's certificate of amendment (filed August  26,
2004)

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                           SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DIONICS, INC.
                               (Registrant)


Dated:  September 2, 2004     By: /s/ Bernard L. Kravitz
                              Name:   Bernard L. Kravitz
                              Title:  President